As filed with the Securities and Exchange Commission on July 12, 1995
                                                    Registration No. 33-57577

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 3
                                      TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  Borden, Inc.
             (Exact name of registrant as specified in its charter)
       New Jersey                                    13-0511250
    (State or other                               (I.R.S. Employer
    jurisdiction of                              Identification No.)
    incorporation or
     organization)
                         180 East Broad Street
                         Columbus, Ohio 43215
                            (614) 225-4000
          (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive offices)

                         Allan L. Miller, Esq.
          Senior Vice President, General Counsel & Secretary
                         180 East Broad Street
                         Columbus, Ohio 43215
                            (614) 225-4000
           (Name, address, including zip code, and telephone
          number, including area code, of agent for service)

                              Copies to:
                         David J. Sorkin, Esq.
                           Simpson Thacher &
                               Bartlett
                         425 Lexington Avenue
                       New York, New York 10017

                           (212) 455-2000


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                  Subject to Completion, Dated July 12, 1995


        PROSPECTUS


                                     BORDEN, INC.

                                   Debt Securities


                                   Preferred Stock



             Borden, Inc.,  a  New  Jersey corporation  (the  "Company"),  may offer from time to time (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series or (ii) shares of preferred stock ("Preferred Stock") in one or more series, which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares" and, together with the Debt Securities and the Preferred Stock, the "Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $2 billion (or the equivalent thereof if Debt Securities are denominated in one or more foreign currencies or foreign currency units), at prices and on terms to be determined at or prior to the time of sale.

             Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Securities, the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth, among other matters, the following with respect to the particular Securities: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt ("Senior Securities") or subordinated debt ("Subordinated Securities"), authorized denominations, maturity, rate or method of calculation of interest and dates for payment thereof, any conversion, redemption, prepayment or sinking fund provisions, and the currency, currencies or currency units in which principal, premium, if any, or interest, if any, is payable and (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference and whether Preferred Stock will be represented by Depositary Shares, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange rights.
                                 ____________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                              ____________________

   The Company may sell Securities directly to purchasers or through agents designated from time to time by the Company or to or through one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the accompanying Prospectus Supplement.

   The date of this Prospectus is __________, 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD
NOR MAY OFFERS BE MADE TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE
OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities offered hereby. Such reports, proxy and information statements, Registration Statement and exhibits and other information omitted from this Prospectus can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Annual Report of the Company on Form 10-K for the year ended December
   31, 1994, amended by Form 10-K/A, the Quarterly Report of the Company for the quarter ended March 31, 1995 and the Current Reports of the Company on Form 8-K dated January 10, 1995, January 30, 1995 and February 21, 1995 are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.


   Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 180 East Broad Street, Columbus, Ohio 43215 (telephone number (614) 225-3395), Attention: Documents Mailing Department.

                                 THE COMPANY

   The Company is engaged primarily in manufacturing, processing, purchasing and distributing a broad range of products through three operating sectors: Consumer Packaged Products, Dairy Products, and Packaging and Industrial Products. Consumer Packaged Products is composed of niche grocery, pasta products, International Foods products (including European bakery products, international milk powder, Latin American dairy and European grocery and pasta) and Diversified Products (including cheese products, home and professional products and Cracker Jack brand products). Dairy Products is composed of fluid milk, frozen desserts and cultured products. Packaging and Industrial Products is composed of decorative products (principally wallcoverings), adhesives and resins, and plastic films and packaging and high-technology coatings.

   The Company was incorporated in New Jersey on April 24, 1899 as the successor to a business founded in 1857. The Company's principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215 (telephone number 614-225-4000).


                               USE OF PROCEEDS

   Except as set forth in the Prospectus Supplement for a specific offering of Securities, the net proceeds from the sale of the Securities will be applied by the Company for general corporate purposes.


      RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the Company and its consolidated subsidiaries for the periods indicated.
                                            December 31,

                                  1994   1993   1992   1991   1990

    Ratio of earnings to fixed       *      +    1.1    3.1    3.5
    charges . . . . . . . . . .
    Ratio of earnings to
    combined fixed charges and       *      +    1.1    3.1    3.5
    preferred stock dividends .

   -------------------------------------------
   *For the year ended December 31, 1994, fixed charges and combined fixed charges and preferred stock dividends exceeded earnings by approximately $425.6 million.

   +For the year ended December 31, 1993, fixed charges and combined fixed charges and preferred stock dividends exceeded earnings by approximately $51.3 million.


   For the purpose of each ratio, "earnings" consist of consolidated net income plus taxes on income, plus fixed charges, excluding capitalized interest and excluding preferred stock dividend requirements of majority-owned subsidiaries and fifty-percent owned persons included in fixed charges and not deducted in determining consolidated net income and less undistributed income of unconsolidated affiliates carried on the equity basis. "Fixed charges" consist of interest, whether expensed or capitalized, amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized, that portion of rentals which is representative of interest and preferred stock dividend requirements of majority-owned subsidiaries and fifty-percent owned persons excluding items eliminated in consolidation.

                     DESCRIPTION OF DEBT SECURITIES

   The Senior Securities are to be issued under an indenture to be dated as of a date prior to the first issuance of Senior Securities, as supplemented from time to time (the "Senior Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee, and the Subordinated Securities are to be issued under an indenture to be dated as of a date prior to the first issuance of Subordinated Securities, as supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of New York, as Trustee. The term "Trustee" as used herein shall refer to either The Chase Manhattan Bank (National Association) or The Bank of New York, as appropriate, for Senior Securities or Subordinated Securities. The forms of Senior Indenture and Subordinated Indenture (being referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions of certain terms therein. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indentures. Unless otherwise noted, section references below are to both Indentures.

   General

   The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordination" below. The Debt Securities may be issued in one or more series. The particular terms of the Debt Securities being offered (the "Offered Debt Securities"), any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities and any applicable federal income tax considerations will be described in the Prospectus Supplement relating to the Offered Debt Securities. Accordingly, for a description of the terms of the Offered Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

   The Indenture does not limit the aggregate principal amount of Debt Securities or other unsecured indebtedness that may be issued or incurred by the Company or any of its subsidiaries. Other unsecured indebtedness of the Company or its subsidiaries may contain covenants, events of default and other provisions which are different from or which are not contained in the Debt Securities or certain series thereof. Also, unless otherwise specified in the Prospectus Supplement relating to a series of Offered Debt Securities, the terms of the Offered Debt Securities will not afford holders of the Offered Debt Securities protection in the event of a highly leveraged or other similar transaction involving the Company, or any other transaction resulting in a decline in ratings on or credit quality of the Debt Securities, that may adversely affect holders of Offered Debt Securities.

   Certain operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent in part on the earnings and cash flow of its subsidiaries to meet debt obligations, including obligations under Debt Securities. The claims of holders of Debt Securities effectively are subordinated to the claims of creditors of the Company's subsidiaries to the extent of the Company's dependence on its subsidiaries' earnings and cash flow.

   The Prospectus Supplement for the Offered Debt Securities will set forth the terms of such Debt Securities, which may include the following:

   (1) The title of such Debt Securities and whether they are Senior Securities or Subordinated Securities.

   (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

   (3) The percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the Maturity thereof or the method by which such portion shall be determined.

   (4) The date or dates on which or periods during which the Debt Securities of a series may be issued, and the date or dates, or the method by which such date or dates will be determined, on which the principal of (and premium, if any, on) such Debt Securities will be payable.

   (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable and, in the case of Registered Securities, the regular record dates, if any, for the interest payable on such interest payment dates, and, in the case of floating rate securities, the notice, if any, to Holders regarding the determination of interest and the manner of giving such notice.

   (6) The place or places, if any, in addition to or instead of the corporate trust office of the applicable Trustee (in the case of Registered Securities) or the principal London office of the applicable Trustee (in the case of Bearer Securities), where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any Global Security on an interest payment date will be paid, and the manner in which any principal of, or premium, if any, on, any Global Security will be paid.

   (7) The obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder and the period or periods within which, or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation.

   (8) The period or periods within which, or the date or dates on which, and the terms and conditions upon which Debt Securities may be converted into or exchanged for securities of the Company or another corporation ("Third Party Securities"), if any, in whole or in part, at the option of the Company or otherwise, and any specific terms relating to the adjustment thereof.

   (9) The period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which Debt Securities of the series may be redeemed, if any, in whole or in part, at the option of the Company or otherwise.

   (10) If the coin or currency in which the Debt Securities shall be issuable is U.S. dollars, the denominations of such Debt Securities if other than denominations of $1,000 and any integral multiple thereof.

   (11) Whether the Debt Securities of the series are to be issued as original issue discount securities ("Discount Securities") and the amount of discount at which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof upon an Event of Default.

   (12) In the case of Debt Securities which are Registered Securities denominated and payable only in U.S. dollars, whether the provisions for the defeasance of Debt Securities of such series will not be applicable and, in the case of Debt Securities which are denominated in a foreign currency or currencies or Bearer Securities, provisions, if any, for the defeasance of Debt Securities of such series.

   (13) Whether Debt Securities of the series are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether any interest coupons appertaining thereto ("Coupons") will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made.

   (14) Whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if Bearer Securities of the series are to be issued, the applicable procedures and certificates relating to the exchange of temporary Global Securities for definitive Bearer Securities.

   (15) If other than U.S. dollars, the currency, currencies or currency units (the term "currency" as used herein will include currency units) in which Debt Securities of the series shall be denominated or in which payment of the principal of (and premium, if any) and interest on the Debt Securities of the series may be made, and the particular provisions applicable thereto.

   (16) If the principal of (and premium, if any) or interest on Debt Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Debt Securities are denominated or payable without such election, in addition to or in lieu of the applicable provisions of the Indentures, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the Debt Securities are denominated or payable without such election and the currency or currencies in which the Debt Securities are to be paid if such election is made.

   (17) The date as of which any Debt Securities of the series shall be dated.

   (18) If the amount of payments of principal of (and premium, if any) or interest on the Debt Securities of the series may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the Debt Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined.

   (19) If the Debt Securities of the series are denominated or payable in a foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on such Debt Securities (including the currency or currencies of payment thereof).

   (20) Any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to Debt Securities of the series.

   (21) If Bearer Securities of the series are to be issued, (x) whether interest in respect of any portion of a temporary Debt Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any interest payment date prior to the exchange of such temporary Debt Security for definitive Debt Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Debt Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date, and (y) the terms upon which interests in such temporary Debt Security in global form may be exchanged for interests in a permanent Global Security or for definitive Debt Securities of the series and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities of the series.

   (22) Whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary or any common depositary for such Global Securities; and if the Debt Securities of the series are issuable only as Registered Securities, the manner in which and the circumstances under which Global Securities representing Debt Securities of the series may be exchanged for Registered Securities in definitive form.

   (23)  Any other terms of the series.

   Each Indenture provides that the aggregate principal amount of Debt Securities that may be issued thereunder is unlimited. The Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company, or any committee thereof or any duly authorized officer. (Section 3.01)


   In the event Debt Securities of any series are to be offered that are convertible into or exchangeable for Third Party Securities, the Prospectus Supplement will identify the Third Party Securities, the issuer of such Third Party Securities (the "Third Party Issuer"), all documents filed by the Third Party Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of such Third Party Issuer's last completed fiscal year for which a Form 10-K annual report has been filed and, subject to the succeeding sentence, the document or documents filed under the Exchange Act which contain a description of such Third Party Securities.
   If no such document or documents under the Exchange Act containing a description of such Third Party Securities exist, a description of such Third Party Securities will be included with or as part of the Prospectus Supplement. Third Party Securities will only be (i) securities of third parties that, at the time the Debt Securities are issued, are eligible to use Form S-3 (or any successor form) for primary offerings of securities under the rules and regulations of the Commission under the Securities Act, or (ii) securities of third parties with respect to which information comparable to that which would be required under the rules and regulations of the Commission under the Securities Act for a primary offering of securities of such Third Party Issuer ("Third Party Issuer Information") will be included with or as part of the Prospectus Supplement. To the extent the Securities Act requires registration of the Third Party Securities by the Third Party Issuer, such as where the Third Party Issuer is an affiliate of the Company or where the Third Party Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act and resale by the Company of such Third Party Securities without registration under the Securities Act would not be permitted, in connection with the issuance, conversion and/or exchange of such Debt Securities, as appropriate, the Company will cause the Third Party Issuer to file a third party registration statement ("Third Party Registration Statement") under the Securities Act. Where the conversion and/or exchange of the Debt Securities would require an effective Third Party Registration Statement at the time of such exchange or conversion, the exchange or conversion will be subject to the effectiveness of such Third Party Registration Statement.


   In the event that Discount Securities are issued, the federal income tax consequences and other special considerations applicable to such Discount Securities will be described in the Prospectus Supplement relating thereto.

   The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. Reference is made to the Prospectus Supplement related to the Offered Debt Securities for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of covenants or other provisions providing event risk or similar protection.

   All of the Debt Securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series. (Section 3.01)


   Denominations, Registration and Transfer

   Unless specified in the Prospectus Supplement, the Debt Securities of any series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in U.S. dollars. (Section 3.02) The Indentures also provide that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities." Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have Coupons attached. (Section 2.01)

   Registered Securities of any series will be exchangeable for other Registered Securities of the same series of like aggregate principal amount and of like Stated Maturity and with like terms and conditions. If so provided in the Prospectus Supplement, at the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of such Bearer Security at the corporate trust office of the applicable Trustee or at any other office or agency of the Company designated for the purpose of making any such exchanges. Subject to certain exceptions, any Bearer Security issued with Coupons surrendered for exchange must be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto. (Section 3.05)

   Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange. (Section 3.05)

   Except as otherwise specified in the Prospectus Supplement, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities. (Section 3.05)

   Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

   The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.05)

   Events of Default

   Under the Indentures, "Event of Default" with respect to the Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Debt Security or any payment with respect to the Coupons, if any, of such series when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (4) default in the performance, or breach of any covenant or warranty in the applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the applicable Indenture specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied; (5) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (6) any other Event of Default provided with respect to Debt Securities of that series pursuant to the applicable Indenture. (Section 5.01)


   Each Indenture requires the Company to file with the applicable Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. (Section 12.02) Each Indenture provides that the applicable Trustee may withhold notice to the Holders of a series of Debt Securities of any default (except payment defaults on such Debt Securities) if it considers such withholding to be in the interest of the Holders of such series of Debt Securities to do so. (Section 6.02)


   If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every case the applicable Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the applicable Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of such amount in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or the Prospectus Supplement), all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate. (Section 5.02)

   Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to Debt Securities of a particular series shall occur and be continuing, the applicable Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the Holders of Debt Securities of that series, unless such Holders shall have offered to the applicable Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 5.07) Subject to such provisions for the indemnification of the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under such Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to the Debt Securities of that series. (Section 5.12)

   At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the applicable Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the applicable Trustee a sum in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or the Prospectus Supplement) sufficient to pay (A) all overdue installments of interest on all Debt Securities or all overdue payments with respect to any Coupons of such series, (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;
   (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series or upon overdue payments on any Coupons of such series at a rate established for such series, and (D) all sums paid or advanced by the applicable Trustee and the reasonable compensation, expenses, disbursements and advances of the applicable Trustee, its agents and counsel; and (2) all Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indentures. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 5.02)

   Merger or Consolidation

   Each Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indentures on the part of the Company to be performed or observed; and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. The applicable Trustee may request, in accordance with the applicable Indenture, an officers' certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the applicable Indenture provisions and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 10.01)

   Modification or Waiver

   Without the consent of any Holders, the Company and the applicable
   Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company in the Indentures and in the Debt Securities; (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the Indentures upon the Company;
   (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (4) to add or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not materially adversely affect the interests of the Holders of Debt
   Securities of any series or any related Coupons in any material respect;
   (5) to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the Debt Securities; (7) to supplement any of the provisions of the applicable Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that any such action will not materially adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities or any related Coupons in any material respect; (8) to establish the form or terms of Debt Securities and Coupons, if any,of any series as permitted by the applicable Indenture; (9) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indentures as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (10) to cure any ambiguity, to correct orsupplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture, or to make any other change; provided such other provisions or changes shall not materially adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to such modification in any material respect. (Section 11.01)

   With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification voting separately, the Company and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the Holders under the applicable Indenture of such Debt Securities; provided, however, that no such modification may, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby,
   (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or limit the obligation of the Company to maintain a paying agency outside the United States for payments on Bearer Securities;
   (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures; (3) modify any of the provisions of the applicable Indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; or (4) in the case of the Subordinated Indenture, modify any of the provisions relating to the subordination of the Subordinated Securities in a manner adverse to the Holders thereof. (Section 11.02)

   A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable Indenture of the Holders of Debt Securities and Coupons, if any, of any other series. (Section 11.02)

   In the case of the Subordinated Indenture, no modification may adversely affect the rights of any holder of Senior Indebtedness under the subordination provisions of the Subordinated Indenture without the consent of such holder. (Section 11.08 of the Subordinated Indenture)

   The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series, or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification and Waiver" cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Debt Securities of such series under the applicable Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon. (Section 5.13)

   The Company may omit in any particular instance to comply with certain covenants in the Indentures (including, if so specified in the Prospectus Supplement, any covenant not set forth in the Indentures but specified in the Prospectus Supplement to be applicable to the Debt Securities of any series, except as otherwise provided in the Prospectus Supplement) with respect to the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series either waive such compliance in such instance or generally waive compliance with such provisions, but no such waiver may extend to or affect any term, provision or condition except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the applicable Trustee in respect of any such provision will remain in full force and effect. (Section 12.07)


   Subordination

   Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Securities (Sections 16.01 and 16.02 of the Subordinated Indenture), but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Securities will not otherwise be affected. (Section 16.02 of the Subordinated Indenture) No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on Senior Indebtedness. (Section 16.03 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the Holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such

   Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the Holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 16.02 of the Subordinated Indenture)

   By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof shall not apply to money and securities held in trusts pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture. (Sections 4.02 and 15.02 of the Subordinated Indenture)

   If this Prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

   Discharge, Legal Defeasance and Covenant Defeasance

   The applicable Indenture with respect to the Debt Securities of any series may be discharged, subject to certain terms and conditions, when (1) either (A) all Debt Securities and the Coupons, if any, of such series have been delivered to the applicable Trustee for cancellation, or (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the applicable Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice by the applicable Trustee, and the Company, in the case of (i),
   (ii) or (iii) of subclause (B), has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust for such purpose an amount in the currency in which such Debt Securities are denominated sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under applicable federal bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the applicable Trustee is required to return the deposited money to the Company, the obligations of the Company under the applicable Indenture with respect to such Debt Securities will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the applicable Indenture by the Company; (3) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the applicable Indenture with respect to such series have been complied with; (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the applicable Trustee an opinion of counsel or a letter or other document from such exchange to the effect that the discharge of the Debt Securities of such series would not cause such Debt Securities to be delisted; and (5) the Company has delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that Holders of the Debt Securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge. (Section 4.01)

   If provision is made for the defeasance of Debt Securities of a series, and if the Debt Securities of such series are Registered Securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance shall be applicable except as otherwise specified in the Prospectus Supplement for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a foreign currency or currencies or for Bearer Securities may be specified in the Prospectus Supplement. (Section 15.01)

   At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with certain provisions of the Indentures relating to mergers and consolidations of the Company, with respect to Debt Securities of any series (and, if so specified, any other obligation of the Company or restrictive covenant added for the benefit of such series) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied: (1) the Company shall have deposited or caused to be deposited irrevocably with the applicable Trustee as trust funds in trust for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
   (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;
   (2) such deposit shall not cause the applicable Trustee with respect to the Debt Securities of that series to have a conflicting interest with respect to the Debt Securities of any series; (3) such deposit will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the applicable Trustee an opinion of counsel or a letter or other document from such exchange to the effect that the Company's exercise of its legal defeasance option or the covenant defeasance option, as the case may be, would not cause such Debt
   Securities to be delisted; (5) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and (6) the Company shall have delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or Discharge. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated. (Section 15.02)

   Payment and Paying Agents

   If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City and State of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debt Securities of that series, if so provided in such series); provided, however, that if the Debt Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served. The Company will give prompt written notice to the applicable Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the applicable Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the applicable Trustee (in the case of Registered Securities) and at the principal London office of the applicable Trustee (in the case of Bearer Securities), and the Company has appointed the applicable Trustee as its agent to receive all presentations, surrenders, notices and demands. (Section 12.03)

   No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Debt Securities of a series are denominated and payable in U.S. dollars, payment of principal of and any premium and interest on Debt Securities of such series, if so provided in the Prospectus Supplement shall be made at the office of the Company's
   Paying Agent in the Borough of Manhattan, the City and State of New
   York, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the applicable Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 12.03)

   Book-Entry Debt Securities

   The Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Payments of principal of (premium, if any) and interest on Debt Securities represented by a Global Security will be made by the Company to the applicable Trustee and then by such Trustee to the depositary.

   The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

   So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

   If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. If Registered Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities.

   The following is based on information furnished by DTC:

   DTC will act as securities depositary for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate is issued with respect to each $150 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

   DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

   To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

   Delivery of notices and other communications by DTC to Direct
   Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

   Principal and interest payments on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying
   Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered.

   The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

   Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

   None of the Company, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have the responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   The Trustees under the Indentures

   Each of the Trustees, The Chase Manhattan Bank (National Association) and The Bank of New York, maintains ordinary banking relationships with the Company and the Company from time to time has, and may in the future, obtain credit facilities and lines of credit from either or both of the Trustees.

   Certain Definitions

   Set forth below is a summary of certain defined terms used in the applicable Indenture. Reference is made to the applicable Indenture for the full definition of all such terms.

   "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under the applicable Indenture relating to the Debt Securities of such series, except (i) the rights of Holders of Debt Securities of such series to receive, from the trust fund described under "Discharge, Legal Defeasance and Covenant Defeasance" above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (ii) the Company's obligations with respect to the Debt Securities of such series under the provisions relating to exchanges, transfers and replacement of Debt Securities, the maintenance of an office or agency of the Company and the defeasance trust fund and (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee thereunder. (Section 15.02)

   "Indebtedness" means (i) any liability of any Persons (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or
   (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or (d) preferred or preference stock of a Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company; (ii) any liability of others described in the preceding clause (i) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above. (Section 1.01)

   "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (i) Indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indebtedness evidenced by the Subordinated Securities), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness is not senior or prior in right of payment to the Subordinated Securities or is pari passu or subordinate by its terms in right of payment to the Subordinated Securities, and (ii) renewals, extensions and modifications of any such Indebtedness. (Section 16.01 of the Subordinated Indenture)

   "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries. (Section 1.01)

   "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.02)

   "Wholly Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries. (Section 1.01)


                         DESCRIPTION OF PREFERRED STOCK


   The Company's capital stock consists of 300 million shares of Common Stock, par value $.01 per share, and 100 million shares of Preferred Stock. The number of issued and outstanding shares of Preferred Stock as of a then recent date will be set forth in an accompanying Prospectus Supplement relating to any issuance of shares of Preferred Stock. The following summary description of the Preferred Stock of the Company does not purport to be complete and is qualified in its entirety by reference to the form of the Company's Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement, and to the New Jersey Business Corporation Act. A description of the Company's capital stock as in effect prior to the consummation of the Merger is incorporated herein by reference. See "Available Information."

   Under the Company's Restated Certificate of Incorporation, the Company may issue, in one or more classes or series, shares of its Preferred Stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be designated in resolutions adopted by the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and non-assessable and holders thereof will have no preemptive rights.

   The specific terms of any Preferred Stock being offered (the "Offered Preferred Stock") will be described in the Prospectus Supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Company's Restated Certificate of Incorporation as then in effect and the amendment thereto relating to the particular class or series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

   (1)  The designation of such Preferred Stock.

   (2) The number of shares of such Preferred Stock offered, the liquidation preference per share, whether such Preferred Stock will be represented by Depositary Shares and the initial offering price of such Preferred Stock.

   (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock.

   (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable.

   (5) The procedures for any auction and remarketing, if any, of such Preferred Stock.

   (6)  The provision of a sinking fund, if any, for such Preferred Stock.

   (7)  The provision for redemption, if applicable, of such Preferred Stock.

   (8)  Any listing of such Preferred Stock on any securities exchange.

   (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for shares of other classes or series of capital stock or property of the Company or for Third Party Securities, and whether at the option of the holder thereof or the Company.

   (10) Whether such Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock.

   (11)  The voting rights, if any, of such Preferred Stock.

   (12) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

   (13) A discussion of federal income tax considerations applicable to such Preferred Stock.


   In the event Preferred Stock of any series is to be offered that is convertible into or exchangeable for Third Party Securities, the Prospectus Supplement will identify the Third Party Securities, the Third Party
   Issuer, all documents filed by the Third Party Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of such Third Party Issuer's last completed fiscal year for which a Form 10-K annual report has been filed and, subject to the succeeding sentence, the document or documents filed under the Exchange Act which contain a description of such Third Party Securities. If no such document or documents under the Exchange Act containing a description of such Third Party Securities exist, a description of such Third Party Securities will be included with or as part of the Prospectus Supplement. Third Party Securities will only be (i) securities of third parties that, at the time the Preferred Stock is issued, are eligible to use Form S-3 (or any successor form) for primary offerings of securities under the rules and regulations of the Commission under the Securities Act, or (ii) securities of third parties with respect to which Third Party Issuer Information will be included with or as part of the Prospectus Supplement. To the extent the Securities Act requires registration of the Third Party Securities by the Third Party Issuer, such as where the Third Party Issuer is an affiliate of the Company or where the Third Party Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act and resale by the Company of such Third Party Securities without registration under the Securities Act would not be permitted, in connection with the issuance, conversion and/or exchange of such Preferred Stock, as appropriate, the Company will cause the Third Party Issuer to file a Third Party Registration Statement under the Securities Act. Where the conversion and/or exchange of the Preferred Stock would require an effective Third Party Registration Statement at the time of such exchange or conversion, the exchange or conversion will be subject to the effectiveness of such Third Party Registration Statement.

   In addition, as described under "Description of Depositary Shares" and as will be more fully set forth in the Prospectus Supplement relating to a particular series of Preferred Shares, the Company, at its option, may elect to offer Depositary Shares evidenced by depositary receipts, each representing a fraction of a share of the particular class or series of Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of Preferred Shares.

   Subject to the Company's Restated Certificate of Incorporation as then in effect and to any limitations contained in any then outstanding Preferred Stock, the Company may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the shareholders, including holders of then outstanding Preferred Stock, of the Company.





                     DESCRIPTION OF DEPOSITARY SHARES

   General

   The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular class or series of Preferred Stock) of a share of a particular class or series of Preferred Stock as described below.

   The shares of any class or series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting and liquidation rights).

   The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related class or series of Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

   Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

   Dividends and Other Distributions

   The Depositary will distribute all cash dividends or other cash distributions received in respect of the related class or series of Preferred Stock to the record holders of Depositary Shares relating to such class or series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

   In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

   Redemption of Depositary Shares

   If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

   Voting the Preferred Stock

   Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the class or series of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

   Amendment and Termination of the Deposit Agreement

   The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding.

   Unless otherwise specified in the Prospectus Supplement relating to a particular class or series of Preferred Stock, the Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

   Charges of Depositary

   The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the related class or series of Preferred Stock. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges in connection with the transfer, exchange, surrender or split-up of Depositary Receipts and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

   Miscellaneous

   The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.


   Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and the Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or class or series of Preferred Stock unless satisfactory indemnity is furnished. They may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.


   Resignation and Removal of Depositary

   The Depositary may resign at any time be delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                            PLAN OF DISTRIBUTION

   The Company may sell the Securities in and/or outside the United States:
   (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered (the "Offered Securities") will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities to be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

   If dealers are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

   The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

   Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                               LEGAL MATTERS

   Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Allan L. Miller, Esq., Senior Vice President, General Counsel and Secretary of the Company.

                                  EXPERTS


   The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


   SEC registration fee                                   $689,655.17
   Legal fees and expenses                                 100,000.00
   Printing and engraving                                  150,000.00
   Fees of accountants                                      30,000.00
   Fees of trustees                                         15,000.00
   Blue sky fees and expenses                               25,000.00
   Miscellaneous                                            15,344.83
                                                        -------------
     Total                                              $1,025,000.00
                                                        =============


   Item 15.  Indemnification of Directors and Officers.

   Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") sets forth the extent to which officers and directors of the registrant may be indemnified against any liabilities which they may incur in their capacity as such. Section 14A:3-5 of the Act provides that no indemnification shall be made if such person shall have been adjudged liable to a corporation unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer or director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

   The Registrant's Restated Certificate of Incorporation and the
   Registrant's by-laws, as amended, provide for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances. Directors and officers of the Registrant may be indemnified under insurance policies of the Registrant.

   Section 7 of the form of underwriting agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors, officers who sign the Registration Statement and controlling persons of the Registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the Registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the Registrant and groups of underwriters on past occasions.

   Items 16.          Exhibits.


   Exhibit            Description
   -------            -----------
  *1.1                Form of Underwriting Agreement for Debt Securities.

  *1.2                Form of Underwriting Agreement for Preferred Stock and Depositary
                      Shares.

  *2                  Composite Conformed Agreement and Plan of Merger dated as of September
                      23, 1994, as amended, among the Registrant, Borden Acquisition Corp. and
                      Whitehall Associates, L.P.

  *3.1                Form of Restated Certificate of Incorporation of the Registrant.

  *3.2                Form of By-Laws of the Registrant.


  *4.1                Form of Indenture between the Registrant and The Chase Manhattan Bank
                      (National Association), as trustee, relating to the Senior Securities.

  *4.2                Form of Indenture between the Registrant and The Bank of New York, as trustee, relating to the Subordinated Securities.

  *4.3                Form of Deposit Agreement.

  *5                  Opinion of Allan L. Miller, Esq.

  *12                 Computation of Ratios of Earnings to Fixed Charges and Combined Fixed
                      Charges and Preferred Stock Dividends.

   23.1               Consent of Price Waterhouse LLP.

  *23.2               Consent of Allan L. Miller, Esq. (included in the opinion filed as
                      Exhibit 5 hereto).

  *24                 Powers of Attorney (included in the signature page of this Registration
                      Statement).

  *25.1               Statement of Eligibility of The Chase Manhattan Bank (National
                      Association) under the Trust Indenture Act of 1939 on Form T-1 relating to the Senior Indenture.

  *25.2               Statement of Eligibility of The Bank of New York under the Trust
                      Indenture Act of 1939 on Form T-1 relating to the Subordinated Indenture.

- -------------------------
   * Previously filed.


   Item 17. Undertakings.

   The undersigned Registrant hereby undertakes:

   (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio on July 12, 1995.


                                   BORDEN, INC.



                                    By: /s/ Ellen G. Berndt
                                       ------------------------------------
                                       Ellen G. Berndt
                                       Assistant Secretary




   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 12, 1995 by the following persons in the capacities indicated.


   Signature                            Title
   ---------                            -----

            *
   --------------------------------     Chairman of the Board,
   C. Robert Kidder                     Chief Executive Officer and Director


   /s/ William Carter
   --------------------------------     Executive Vice President and
   William Carter                       Chief Financial Officer
                                        (principal financial officer)


            *
   --------------------------------     Vice President and General
   P. Michael Morton                    Controller
                                        (principal accounting officer)

            *
   --------------------------------     Director
   Henry R. Kravis

            *
   --------------------------------     Director
   George R. Roberts

            *
   --------------------------------     Director
   Clifton S. Robbins

            *
   --------------------------------     Director
   Scott M. Stuart

   --------------------------------     Director
   Alexander Navab




                                       * By: /s/ Ellen G. Berndt
                                       ------------------------------
                                                Ellen G. Berndt
                                                Attorney-in-fact

   EXHIBIT INDEX

      Exhibit                        Description                       Page
      -------                        -----------                       ----

       *1.1     Form of Underwriting Agreement for Debt Securities.

       *1.2 Form of Underwriting Agreement for Preferred Stock and Depositary Shares.
       * 2 Composite Conformed Agreement and Plan of Merger dated as of September 23, 1994, as amended, among the Registrant, Borden Acquisition Corp. and Whitehall Associates, L.P.

       *3.1     Form of Restated Certificate of Incorporation of
                the Registrant.
       *3.2     Form of By-Laws of the Registrant.

       *4.1     Form of Indenture between the Registrant and The
                Chase Manhattan Bank (National Association), as trustee, relating to the Senior Securities.

       *4.2     Form of Indenture between the Registrant and The
                Bank of New York, as trustee, relating to the
                Subordinated Securities.
       *4.3     Form of Deposit Agreement.

       * 5      Opinion of Allan L. Miller, Esq.
       *12      Computation of Ratios of Earnings to Fixed Charges
                and Combined Fixed Charges and Preferred Stock
                Dividends.

       23.1     Consent of Price Waterhouse LLP.

      *23.2 Consent of Allan L. Miller, Esq. (included in the opinion filed as Exhibit 5 hereto).
      * 24 Powers of Attorney (included in the signature page of this Registration Statement).

      *25.1 Statement of Eligibility of The Chase Manhattan Bank (National Association) under the Trust Indenture Act of 1939 on Form T-1 relating to the Senior Indenture.
      *25.2 Statement of Eligibility of The Bank of New York under the Trust Indenture Act of 1939 on Form T-1 relating to the Subordinated Indenture.


- -------------------------
   * Previously filed.